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                                                                    EXHIBIT 32.1

                           PSYCHIATRIC SOLUTIONS, INC.
                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Psychiatric Solutions, Inc. (the "Company") on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joey A. Jacobs, Chairman, Chief Executive Officer and President of the Company, and I, Jack E. Polson, Chief Accounting Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 14, 2005
                                           /s/ Joey A. Jacobs
                                           ----------------------------
                                           Joey A. Jacobs
                                           Chairman, Chief Executive Officer
                                           and President

                                           /s/ Jack E. Polson
                                           ----------------------------
                                           Jack E. Polson
                                           Chief Accounting Officer